UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2010
LifeVantage Corporation
(Exact name of registrant as specified in its charter)

Colorado	000-30489	90-0224471

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11545 W. Bernardo Court, Suite 301, San Diego,
California	92127

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 312-8000
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
(a) On February 9, 2010, the Audit Committee (the “Audit Committee”) of the Board of Directors of Lifevantage Corporation (the “Company”), upon the recommendation of management, concluded that the Company’s previously issued unaudited financial statements as of and for the three months ended September 30, 2009 (the “September 30, 2009 Financial Statements”) contained errors in the application of certain recently effective accounting guidance. As a result, the September 30, 2009 Financial Statements should no longer be relied upon. In addition, the Company’s prior related earnings and news releases and similar communications should no longer be relied upon to the extent they relate to the September 30, 2009 Financial Statements. Management and the Audit Committee have discussed the determination with Ehrhardt Keefe Steiner & Hottman PC, the Company’s independent registered public accounting firm.
Amended Form 10-Q for the Quarter Ended September 30, 2009
     The Company has prepared and is filing contemporaneously with this Form 8-K an amendment (the “Amended September 30, 2009 10-Q”) to the Company’s Form 10-Q for the quarter ended September 30, 2009, which was filed November 12, 2009. The Amended September 30, 2009 10-Q restates the Company’s condensed consolidated balance sheet as of September 30, 2009 and the related condensed consolidated statements of income and cash flows for the three months ended September 30, 2009.
Effect of Restatement on the Quarter Ended September 30, 2009
     The Company identified conversion features embedded within the convertible notes, which were issued in September and October 2007. These notes contain ratchet price-based anti-dilution provisions whereby the conversion price can be adjusted based on subsequent issuances having lower exercise or issuance prices. Accounting guidance that was effective July 1, 2009 applies to these types of conversion adjustments. Under this guidance the Company determined that the embedded conversion features are not indexed to the Company’s own stock and, therefore, are embedded derivative financial liabilities (the “Embedded Derivatives”). The Embedded Derivatives require bifurcation and separate accounting. The Company originally recorded a beneficial conversion feature related to these conversion features. In order to correct the accounting, the Company reclassified the amount originally recorded as a beneficial conversion feature from equity to a derivative liability and the differences between these amounts and the fair values of the embedded derivatives at the original issuance dates were recorded as cumulative effect adjustments to beginning stockholders deficit. At each balance sheet date, the Company adjusts the embedded derivatives to fair value.
     The Company adjusted previously issued consolidated financial statements for the three months ended September 30, 2009 to record the embedded derivatives as follows:

	As Previously
	Reported	Adjustment	As Restated
Short-term derivative liabilities	$—	$1,102,197	$1,102,197

Long-term derivative liabilities	$4,134,962	$432,068	$4,567,030

Short-term convertible debt, net of discount	$376,236	$(50,196)	$326,040

Long-term convertible debt, net of discount	$91,661	$(22,541)	$69,120

Cumulative effect of change in accounting principle	$—	$(1,461,528)	$(1,461,528)

Total stockholders’ deficit	$(3,970,455)	$(1,461,528)	$(5,431,983)

Change in fair value of derivative liabilities	$4,294,748	$1,732,988	$6,027,736

Interest expense	$(135,950)	$(17,751)	$(153,701)

Net income	$1,150,309	$1,715,237	$2,865,546

Net income per share- Basic	$0.02	$0.03	$0.05

Net income per share- Diluted	$0.02	$0.03	$0.05

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 16, 2010	LifeVantage Corporation

	By:	/s/ Carrie E. Carlander
Carrie E. Carlander
Chief Financial Officer, Secretary & Treasurer